THE  SECURITIES  OFFERED  HEREBY  HAVE  NOT  BEEN  REGISTERED  PURSUANT  TO  THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of the 23rd day of January, 1999 between _________________, a ____________ company
("Purchaser"), and GenesisIntermedia.com, Inc., a Delaware corporation (the "Company").

     WHEREAS the Company is in the business of conducting business as an integrated marketing and business solutions provider utilizing conventional media and interactive multimedia technologies as described in the Company's Registration Statement on Form SB-2 on file with the United States Securities and Exchange Commission (File No. 333-66281) (as amended through Amendment No. 3, the "Registration Statement"); and

     WHEREAS the Company desires to sell certain of its shares of common stock to Purchaser pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") provided by Regulation S promulgated thereunder ("Regulation S") and Purchaser desires to acquire such shares, on the terms and conditions set forth herein and in compliance with Regulation S.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     Section 1 ISSUANCE OF SHARES.

     Section 1.1 Purchase and Sale of Shares; The Closing. In reliance upon the representations of the Company contained in Section 1.3 hereof and subject to the terms and conditions set forth herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company ________ shares of common stock of the Company (the "Shares") in consideration of payment by Purchaser to the Company of _________________ (US$___________) (the "Purchase Price"). The closing (the "Closing") of the purchase and sale of the Shares shall be held at 10:00 a.m., Los Angeles time on __________, 1999 (the "Closing Date"), at the principal executive offices of the Company or at such other time or place as the parties hereto may mutually agree.

     On the Closing Date, Purchaser will deliver to the Company (or to persons at the direction of the Company) immediately available funds in the amount of the Purchase Price by wire transfer to the account provided on the signature page hereof ( or such other account as the Company shall specify in writing to Purchaser). On the Closing Date, the Company will deliver to Purchaser certificates representing the Shares.

     Section 1.2 Representations and Warranties of the Company.

     The Company represents and warrants to Purchaser that on the date hereof and as of the Closing Date:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification. The Company has all requisite power to transact the business it interacts and purposes to transact, to execute and deliver this Agreement and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

     (b) The execution , delivery and performance of this Agreement and all other documents and agreements contemplated to be executed delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement and all other documents and agreements contemplated hereby to be executed and delivered by the company have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

     (c) The authorized capital stock of the company is 25,000,000 shares of Common Stock, par value $.001, and 5,000,000 shares of Preferred Stock, par value $.001, of which 3,060,000 shares of Common Stock are issued and outstanding. The Shares will when issued, be duly and validly issued, fully paid and nonassessable.

     (d) The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement and any other documents or agreements contemplated hereby will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporation charter, by-laws or other material agreement or instrument to which the Company is a party or by which the company or any of its properties is bound, (ii) conflict with or result in breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company.

     (e) No consent, approval or authorization of, or registration, filing or declaration with, any person or entity is required for the transfer of the Shares or the valid delivery of the Shares or for the performance by the company of this Agreement of any other documents or agreements contemplated hereby, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offers transfer , sale or delivery of the Shares or any interest therein.

     (f) Upon issuance or transfer, Purchaser shall acquire good and marketable title to the Shares free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims of rights of any kind whatsoever.

     Section 2.3 Representations, Warranties and Covenants of Purchaser.

     Purchaser represents, warrants and covenants to the Company that on the date hereof, as of the Closing Date and as of the date of any transfer of
Shares:

     (a) Purchaser has all requisite power to execute and deliver this Agreement, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance of this Agreement, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Purchaser. this Agreement, and all other documents and agreements contemplated hereby and thereby have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

     (c) Purchaser is a company organized under the law of the British Virgin Islands having its principal place of business in Tortola, B.V.I. Purchaser is not a U.S. Person within the meaning of Regulation S.

     (d) Purchaser is an "accredited investor" within that meaning of Regulation D under the Securities Act, and is acquiring the Shares for investment for its own account, and not with a view to distribution subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares. Purchaser is aware that if may be required to bear the economic risk of an investment in the Shares for an indefinite period, and it is able to bear such risk for any indefinite period. Purchaser acknowledges (a) that the Shares being acquired by it are not being registered under the Securities Act as not involving any public offering, (b) the issuance of such securities is exempt from registration under Regulation S us being made in an offshore transaction (as defined in such Regulation) not to a U.S. person (as defined in such Regulation) and (c) that the Company's reliance on such exemption is predicted in part on the representations made to the Company by the Purchaser in this Section 1.3.

     (e) Purchaser acknowledges and agrees that until one year after the conclusion of the transactions contemplated hereby, an offer or sale of the Shares within the United States may violate the registration requirements of the Securities Act if such offer or sale of the Shares within the United States may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the Securities Act. Purchaser agrees to comply with the offering restrictions provided in Rule 902(g) of Regulation S and that it will resell the Shares only in accordance with Rules 903 or 904 of Regulation S (copies of which have been provided to Purchaser), pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

     (f) Purchaser has received and reviewed a complete copy of the Company's Registration Statement on Form SB-2 and has had an opportunity to make such inquiry of management of the Company as Purchaser has desired.

     (g) Purchaser acknowledges receipt of a confirmation of the type described in the last sentence of Section 5.1.

     Section 2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase and pay for the Shares on the Closing Date shall be subject to the satisfaction on or before the closing date of the conditions hereinafter set forth.

     Section 2.1 Proceedings Satisfactory. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Shares and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to Purchaser and its counsel.

     Section 2.2 Representations True. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to the CLOSING date.

     Section 2.3 The Purchase by Purchaser Permitted by Applicable Laws. The sale by the Company and the payment for the Shares to be purchased by Purchaser
(i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject Purchaser to any penalty under or pursuant to any applicable law or governmental regulation, and
(iii) shall be permitted by the laws and regulations of the jurisdictions to which Purchaser is subject.

     Section 2.4 Executives and Delivery of Documents. Purchaser shall have received the following, duly executed and delivered and in form and substances satisfactory to Purchaser and its counsel: certificates representing the Shares and such other documents and information as Purchaser may reasonably request in connection herewith.

     Section 3 COVENANTS. The Company covenants and agrees that on and after the date hereof:

     Section 3.1 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger involving the Company, whether or not it is the surviving corporation.

     Section 3.2 Taxes. The Company shall pay prior to delinquency all taxes, assessments, and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

     Section 3.3 Compliance with laws. The Company shall comply in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a material adverse effect on the financial condition, operations, business, profits, prospects or properties of the Company or the validity or enforceability of this Agreement or any other documents or agreements contemplated hereby or thereby or any of the transactions contemplated hereby or thereby.

     Section 3.4 Payment of Expenses. IN the event the transactions contemplated by this Agreement are consummated, the Company shall promptly pay to Purchaser all reasonable costs and out-of-pocket expenses of Purchaser, including without limitation its reasonably attorneys' fees, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the Shares, and defense or enforcement costs related thereto.

     Section 3.5 Transfers. The Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation as (Rule 901 through 905, and Preliminary Notes), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     Section 4. TAXES.

     The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the subsequent transfer) of any of the Shares or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Shares and will save Purchaser and all subsequent holders of the Shares harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

     Section 5 MISCELLANEOUS.

     Section 5.1 Regulation S; Private Placement; Legends. Purchase acknowledges and agrees that the shares have not been registered under the Securities Act and may not be offered or sold in the United States or to or for the benefit of U.S. Persons (as defined in Regulation S) unless the securities are registered under the Securities Act, or an exemption from such registration requirements is available. Each certificate representing any Shares shall bear a legend in substantially the following form:

     The securities represented by this certificate are subject to a Securities Purchase Agreement dated as of January 23, 1999, a copy of which is on file at the principal office of the Company and will be furnished to the holder on request to the Secretary of the Company.

     In addition, unless counsel to the Company shall have advised the Company that such legend is no longer needed, each certificate representing the Shares shall bear legends in substantially the following forms:

         The securities presented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any statue securities law, and such securities may not be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required (including under Regulation S) under the Act. Transfer of such securities is prohibited except in accordance with the provisions of Regulation S under the Act (Rule 901 through 905, and Preliminary Note), pursuant to registration under the Act, or pursuant to an available exemption from registration;

         and hedging transactions involving such securities may not be conducted unless in compliance with the Act.

     Each distributor selling Securities to a distributor, a dealer (as defined in section 2(a)(12) of the Securities Exchange Act of 1934, as amended) or a person receiving a selling concession, fee or other remuneration, prior to one year after the consummation of the transactions contemplated by this Agreement, shall send a confirmation or other notice to the purchaser of the Securities that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor under Regulation S.

     Section 5.2 Indemnification. The Company agrees to indemnify, defend and hold harmless Purchaser and its successors, assigns, heirs, subsidiaries, affiliates and all of the officers, directors, employees, partners and agents (including attorneys and accountants) of each of the aforementioned persons or entities, and each of them, from and against any and all losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, connected with or incidental to the failure of any representation or warranty made by the Company or in any other documents or agreements contemplated hereby or the failure of the Company to comply in all material respects with the covenants contained in this Agreement or in any other documents or agreements contemplated hereby.

     Section 5.3 Reliance on and Survival of Representations. All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by Purchaser and shall survive the execution and delivery of this Agreement and of the Securities.

     Section 5.4 Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, Purchaser and each of their respective successors and assigns. Purchaser shall be permitted to transfer the Securities in accordance with their terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws.

     Section 5.5 Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as set forth on the signature page hereof, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of transmission or upon receipt when delivered personally.

     Section 5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

     Section 5.7 Amendments. This Agreement may only be amended by a writing duly executed by the parties hereto.

     Section 5.8 Severability. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 5.9 Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO

OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. EACH PARTY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY SHALL APPOINT AN AGENT FOR SERVICE OF PROCESS IN CALIFORNIA AND SHALL NOTIFY EACH OTHER PARTY OF ANY FUTURE CHANGE THEREIN.

     Section 5.10 Entire Agreement. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

     Section 5.11 Further Assurances. Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

     Section 5.12 Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.13 Waiver of Jury Trial. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

                                            PURCHASER:

                                            [------------------------------]


                                           By: ___________________________


                                            Address for Notices:



                                            THE COMPANY:

                                            GENESISINTERMEDIA.COM, INC.


                                            By: __________________________
                                                     Ramy El-Batrawi
                                                     President

                                            Address for Notices:

                                            GenesisIntermedia.com, Inc.
                                            13063 Ventura Blvd.
                                            Studio City, CA 91604
                                            Attn:  Ramy El-Batrawi
                                            Telephone:  (818) 464-7270
                                            Facsimile:   (818) 464-7398

                                            With a copy of any notice to:

                                            Nida & Maloney, P.C.
                                            800 Anacapa Street
                                            Santa Barbara, CA 93101
                                            Attn: Theodore R. Maloney
                                            Telephone:  (805) 568-1151
                                            Facsimile:   (805) 568-1955

               SCHEDULE OF OMITTED SECURITIES PURCHASE AGREEMENTS


Securities Purchase Agreement by and between Codicom Technologies, Ltd. and Registrant dated January 22, 1999.

Securities Purchase Agreement by and between Denmore Investments, Ltd. and Registrant dated January 23, 1999.